Exhibit 99.1

news release for immediate release

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Reports
Improved Second Quarter 2010 Results
SANTA ANA, Calif. (Aug. 10, 2010) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today reported second quarter 2010 revenue of $140.7 million, an increase of 11 percent, compared with revenue of $126.8 million for the second quarter of 2009. For the first six months of 2010, the company reported revenue of $273.2 million, an approximate 10 percent increase over revenue of $249.0 million for the comparable period of 2009.
The company reported a net loss attributable to Grubb & Ellis Company on a GAAP basis of $17.5 million, or $0.31 per common share, for the second quarter of 2010, compared with a net loss of $32.8 million, or $0.52 per common share, for the second quarter of 2009. For the first six months of 2010, the company reported a net loss attributable to Grubb & Ellis Company of $41.2 million, or $0.73 per common share, compared with a net loss of $74.3 million, or $1.17 per common share, in the first six months of 2009.
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for the second quarter of 2010 was negative $5.3 million, compared with negative adjusted EBITDA of $9.3 million in the same period a year ago, reflecting an improvement of 43 percent from the year-ago period. For the first half of 2010, the company reported negative adjusted EBITDA of $16.4 million, compared with negative adjusted EBITDA of $25.8 million in the same period a year ago.
Company Highlights
•	Transaction Services revenue increased 40 percent and 34 percent over the second quarter of 2009 and first half of 2009, respectively, reflecting the increased productivity of the company’s brokerage professionals and improved market conditions, which has led to expanded sales and leasing velocity.

•	The company recruited 33 senior-level brokerage sales professionals during the second quarter, bringing to 151 the number of senior brokerage sales professionals who have joined the company since July 2008.

•	The company continued to execute on its strategy of increasing its owned office presence in major U.S. markets by acquiring its Las Vegas affiliate, and opening an owned brokerage sales office in Cincinnati.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300     Santa Ana, CA 92705          714.667.8252

2 — 2 — 2
8/10/10
Grubb & Ellis Company Reports Improved Second Quarter 2010 Results
•	In June, the company launched Grubb & Ellis Landauer Appraisal & Valuation, a national appraisal business that supports the company’s strategy of expanding into complementary businesses to better serve the needs of its clients and expand its revenue base. Grubb & Ellis Landauer will be operational in September and expects to have eight to 10 offices and 100 appraisal professionals across the country by year-end.

•	During July, Grubb & Ellis Securities, Inc., the company’s broker-dealer, entered into a selling agreement with LPL Financial, the nation’s largest independent broker-dealer, supporting over 12,000 registered representatives nationwide. The agreement significantly increases the number of registered representatives qualified to market Grubb & Ellis Healthcare REIT II to their clients.

•	Grubb & Ellis was the only commercial real estate services provider selected to participate in the U.S. Department of Energy’s Global Superior Energy Performance Partnership, which includes 3M, Cleveland Clinic, The Dow Chemical Company, Marriott International, Nissan, Target Corporation, Wal-Mart Stores, Inc. and the Massachusetts Institute of Technology, reflecting the company’s commitment to Sustainability.

•	Named Michael J. Rispoli executive vice president and chief financial officer. Rispoli has played a key role in the company’s banking and investor relations functions over the past three years, including the company’s two recent capital raises.
“Grubb & Ellis continued to make meaningful progress toward our financial goals and strategic initiatives in the second quarter as reflected by the 43 percent improvement in adjusted EBITDA,” said Thomas P. D’Arcy, president and chief executive officer of Grubb & Ellis. “Our Transaction Services business generated robust revenue growth again this quarter, a reflection of our recruiting success and the continued recovery of the market. This performance offset slower than expected growth in our Investment Management business. However, I am confident in the direction of the Investment Management business, especially in light of our newest selling agreement with LPL Financial.”
D’Arcy added, “While we clearly still have more work to do, the progress made in the first half of the year reinforces our confidence in the future direction of our company. The steps we’ve taken to strengthen and expand our platform and move aggressively into new businesses with significant growth potential, combined with a more favorable economic environment and significantly strengthened capital structure, position us for profitability through the remainder of 2010 and 2011. We will continue to deploy our capital in a manner that allows us to improve service to our clients, diversify our revenue stream and add value for our shareowners.”
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300     Santa Ana, CA 92705          714.667.8252

3 — 3 — 3
8/10/10
Grubb & Ellis Company Reports Improved Second Quarter 2010 Results
OPERATING SEGMENTS
Management Services
Management Services revenue includes asset and property management fees as well as reimbursed salaries, wages and benefits from the company’s third-party property management and facilities outsourcing services, along with business services fees. Management Services revenue was $69.9 million for the second quarter of 2010, compared with $66.6 million for the same period a year ago. First-half 2010 Management Services revenue was $142.3 million, an increase of 7.5 percent over $132.2 million for the comparable period of 2009.
At June 30, 2010, the company managed approximately 240 million square feet of commercial real estate and multifamily property.
Transaction Services
Transaction Services revenue for the second quarter of 2010, including brokerage commission, valuation and consulting revenue, was $54.7 million, compared with $38.9 million for the same period a year ago. The breakdown between sales and leasing revenue is approximately 27 percent sales and 73 percent leasing. Second quarter 2010 sales revenue was up 114 percent and leasing revenue increased 29 percent, compared with the comparable period in 2009.
The segment generated revenue of $96.9 million during the first half of 2010, an increase of 34 percent from revenue of $72.5 million during the first half of 2009. Year-to-date, sales revenue is up 71 percent and leasing revenue increased 22 percent.
The company attributes the segment’s improved performance to greater transaction velocity due to its success in attracting top industry talent, focus on specialty expertise and improving market conditions.
Investment Management
Investment Management revenue for the second quarter of 2010, which includes transaction fees, asset management fees and dealer-manager fees, totaled $8.6 million, compared with revenue of $13.4 million in the same period a year ago. The segment generated revenue of $18.7 million during the first half of 2010, compared with $29.1 million in the same period a year earlier.
The company’s two non-traded REIT products, which are in the offering stages, raised an aggregate $38.7 million of equity in the second quarter of 2010, an increase of 26 percent, compared with $30.8 million in the first quarter of 2010.
At June 30, 2010, the company had assets under management of $5.5 billion.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300     Santa Ana, CA 92705          714.667.8252

4 — 4 — 4
8/10/10
Grubb & Ellis Company Reports Improved Second Quarter 2010 Results
2010 OUTLOOK
The company reiterated its guidance for 2010 of total revenue of $550 million to $575 million and adjusted EBITDA of $10 million to $15 million.
“Grubb & Ellis’ diversified revenue base favorably positions the company to continue to build momentum throughout the second half of the year. We expect the continued strength in our Transaction Services business and ongoing cost control initiatives to offset the lowered expectations in our Investment Management business, allowing us to achieve our adjusted EBITDA guidance expectations,” D’Arcy said. “Additionally, we are confident that the actions we have taken and continue to take will have a positive long-term effect on our operations and results.”
Conference Call & Webcast
Management will host a conference call today at 10:30 a.m. Eastern Time to review the results. A live webcast will be accessible through the Investor Relations section of the company’s website at http://www.grubb-ellis.com. The direct dial-in number for the conference call is 1.866.578.5771 for domestic callers and 1.617.213.8055 for international callers. The conference call ID number is 26018455. An audio replay will be available beginning at 1:30 p.m. ET on Tuesday, Aug. 10, until 7 p.m. ET on Tuesday, Aug. 17 and can be accessed by dialing 1.888.286.8010 for domestic callers and 1.617.801.6888 for international callers and entering conference call ID number 65858047. In addition, the conference call audio will be archived on the company’s website following the call.
About Grubb & Ellis Company
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies in the world. Our 6,000 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts (REITs), mutual funds and other real estate investment funds. For more information, visit www.grubb-ellis.com.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300     Santa Ana, CA 92705          714.667.8252

5 — 5 — 5
8/10/10
Grubb & Ellis Company Reports Improved Second Quarter 2010 Results
Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and events in future periods to be materially different from those anticipated, including risks and uncertainties related to the financial markets. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) a slowdown in the volume and the decline in transaction values of sales and leasing transactions; (ii) the general economic downturn and recessionary pressures on businesses in general; (iii) a prolonged and pronounced recession in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions in general and the company’s tenant-in-common programs, in particular; (v) the success of current and new investment programs; (vi) the success of new initiatives and investments; (vii) an unfavorable outcome in the amount the company may be required to pay in any known or unknown litigation dispute; (viii) the inability to attain expected levels of revenue, performance, brand equity in general, and in the current macroeconomic and credit environment, in particular; and (iv) other factors described in the company’s annual report on Form 10-K/A for the fiscal year ending December 31, 2009, the company’s 10-Q for the period ended March 31, 2010 and in other current reports on Form 8-K filed with the Securities and Exchange Commission. The company does not undertake any obligation to update forward-looking statements.
Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Grubb & Ellis Company has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the company’s stockholders in their analysis of the business and operating performance of the company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Grubb & Ellis Company may not be comparable to similarly titled measures reported by other companies.
TABLES FOLLOW
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300     Santa Ana, CA 92705          714.667.8252

Grubb & Ellis Company
Consolidated Statements of Operations
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
REVENUE
Management services	$69,911	$66,649	$142,327	$132,180
Transaction services	54,684	38,939	96,917	72,472
Investment management	8,566	13,426	18,668	29,083
Rental related	7,585	7,823	15,299	15,255

TOTAL REVENUE	140,746	126,837	273,211	248,990

OPERATING EXPENSE
Compensation costs	33,026	34,946	68,765	72,978
Transaction commissions and related costs	39,762	28,011	72,924	53,786
Reimbursable salaries, wages and benefits	51,660	49,505	104,343	98,969
Severance and other charges	297	—	3,027	—
General and administrative	18,804	20,082	37,243	41,860
Provision for doubtful accounts	1,634	11,059	3,301	16,477
Depreciation and amortization	3,370	2,423	6,628	4,864
Rental related	5,418	5,582	10,785	11,198
Interest	2,729	5,113	5,048	8,749
Real estate related impairments	1,553	1,950	1,823	14,222
Intangible asset impairment	1,025	—	1,639	—

Total operating expense	159,278	158,671	315,526	323,103

OPERATING LOSS	(18,532)	(31,834)	(42,315)	(74,113)

OTHER INCOME (EXPENSE)
Equity in losses of unconsolidated entities	(392)	(180)	(606)	(1,411)
Interest income	116	139	162	284
Other (expense) income	(283)	847	(238)	122

Total other (expense) income	(559)	806	(682)	(1,005)

Loss from continuing operations before income tax provision	(19,091)	(31,028)	(42,997)	(75,118)
Income tax provision	(104)	(629)	(250)	(310)

Loss from continuing operations	(19,195)	(31,657)	(43,247)	(75,428)
Loss from discontinued operations	—	(961)	—	(470)

Net loss	(19,195)	(32,618)	(43,247)	(75,898)
Net (loss) income attributable to noncontrolling interests	(1,736)	190	(2,007)	(1,588)

Net loss attributable to Grubb & Ellis Company	(17,459)	(32,808)	(41,240)	(74,310)
Preferred stock dividends	(2,897)	—	(5,794)	—

Net loss attributable to Grubb & Ellis Company common shareowners	$(20,356)	$(32,808)	$(47,034)	$(74,310)

Loss per share — basic:
Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.31)	$(0.50)	$(0.73)	$(1.16)
Loss from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	(0.02)	—	(0.01)

Net loss per share attributable to Grubb & Ellis Company common shareowners	$(0.31)	$(0.52)	$(0.73)	$(1.17)

Loss per share — diluted:
Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.31)	$(0.50)	$(0.73)	$(1.16)
Loss from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	(0.02)	—	(0.01)

Net loss per share attributable to Grubb & Ellis Company common shareowners	$(0.31)	$(0.52)	$(0.73)	$(1.17)

Table 1

Grubb & Ellis Company
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$42,104	$39,101
Restricted cash	13,552	13,875
Investment in marketable securities	2,384	690
Accounts receivable from related parties — net	7,362	9,169
Notes and advances to related parties — net	8,766	1,019
Service fees receivable — net	28,008	30,293
Professional service contracts — net	3,925	3,626
Real estate deposits and pre-acquisition costs	1,743	1,321
Prepaid expenses and other assets	13,933	21,489

TOTAL CURRENT ASSETS	121,777	120,583

Accounts receivable from related parties — net	16,314	15,609
Notes and advances to related parties — net	11,672	14,607
Professional service contracts — net	5,463	7,271
Investments in unconsolidated entities	3,726	3,783
Properties held for investment — net	81,193	82,189
Property, equipment and leasehold improvements — net	11,568	13,190
Identified intangible assets — net	91,608	94,952
Other assets — net	5,912	5,140

TOTAL ASSETS	$349,233	$357,324

LIABILITIES AND SHAREOWNERS’ (DEFICIT) EQUITY
Accounts payable and accrued expenses	$59,148	$62,867
Due to related parties	2,773	2,267
Capital lease obligations	846	939
Other liabilities	34,925	38,864

TOTAL CURRENT LIABILITIES	97,692	104,937

Senior notes	16,277	16,277
Convertible notes	29,975	—
Mortgage notes	107,000	107,000
Capital lease obligations	321	755
Other long-term liabilities	11,633	11,622
Deferred tax liability	25,486	25,477

TOTAL LIABILITIES	288,384	266,068

Preferred Stock — 12% cumulative participating perpetual convertible	90,080	90,080

Common stock	695	654
Additional paid-in capital	412,586	412,774
Accumulated deficit	(453,341)	(412,101)
Other comprehensive income	80	—

Total Grubb & Ellis Company shareowners’ (deficit) equity	(39,980)	1,327
Noncontrolling interests	10,749	(151)

TOTAL (DEFICIT) EQUITY	(29,231)	1,176

TOTAL LIABILITIES AND (DEFICIT) EQUITY	$349,233	$357,324

Table 2

Grubb & Ellis Company
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
Net loss attributable to Grubb & Ellis Company	$(17,459)	$(32,808)	$(41,240)	$(74,310)
Discontinued operations	—	961	—	470
Interest expense	2,729	5,113	5,048	8,749
Interest income	(116)	(139)	(162)	(284)
Depreciation and amortization	3,370	2,423	6,628	4,864
Intangible asset impairment	1,025	—	1,639	—
Taxes	104	629	250	310

EBITDA (1)	(10,347)	(23,821)	(27,837)	(60,201)

Charges related to sponsored programs	1,068	9,744	1,687	14,421
Real estate related impairment	1,553	1,950	1,823	14,222
Stock based compensation	2,778	3,217	5,797	6,181
Amortization of signing bonuses	1,742	1,862	3,549	3,815
Severance and other charges	297	—	3,027	—
Real estate operations	(1,945)	(2,335)	(4,011)	(4,300)
Other	(462)	94	(462)	94

Adjusted EBITDA (1)	$(5,316)	$(9,289)	$(16,427)	$(25,768)

(1)	EBITDA represents earnings before net interest expense, interest income, income taxes, depreciation, amortization, discontinued operations and impairments related to intangible assets. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisition, which items may vary for different companies for reasons unrelated to overall operating performance.
Management uses Adjusted EBITDA as an internal management measure for evaluating performance and as a significant component when measuring performance under employee incentive programs. Management considers Adjusted EBITDA an important supplemental measure of our performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, some of which present Adjusted EBITDA when reporting their results. Management also believes that Adjusted EBITDA is a useful tool for measuring our ability to meet its future capital expenditures and working capital requirements.
EBITDA and Adjusted EBITDA are non-GAAP measures of performance. EBITDA and Adjusted EBITDA are not substitutes for GAAP net income or cash flow and do not provide a measure of our ability to fund future cash requirements. Other companies may calculate EBITDA and Adjusted EBITDA differently than we have and, therefore, EBITDA and Adjusted EBITDA have material limitations as a comparative performance measure. Furthermore, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as tax and debt service payments.
Table 3

Grubb & Ellis Company
Segment Data
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
MANAGEMENT SERVICES
Revenue	$69,911	$66,649	$142,327	$132,180
Compensation costs	9,756	8,779	19,310	18,387
Transaction commissions and related costs	4,212	2,244	10,395	5,155
Reimbursable salaries, wages, and benefits	49,021	46,975	99,379	94,268
General and administrative	2,543	2,256	4,790	4,343
Provision for doubtful accounts	448	567	789	1,342

Segment operating income	3,931	5,828	7,664	8,685

TRANSACTION SERVICES
Revenue	54,684	38,939	96,917	72,472
Compensation costs	11,210	10,180	22,175	21,769
Transaction commissions and related costs	35,399	25,723	62,398	48,361
General and administrative	8,667	8,238	17,515	17,055
Provision for doubtful accounts	224	425	1,029	699

Segment operating loss	(816)	(5,627)	(6,200)	(15,412)

INVESTMENT MANAGEMENT
Revenue	8,566	13,426	18,668	29,083
Compensation costs	5,085	6,706	11,089	14,502
Transaction commissions and related costs	113	18	152	25
Reimbursable salaries, wages, and benefits	2,639	2,530	4,964	4,701
General and administrative	4,096	3,644	7,152	7,998
Provision for doubtful accounts	247	10,007	706	14,345

Segment operating loss	(3,614)	(9,479)	(5,395)	(12,488)

RECONCILIATION TO NET LOSS ATTRIBUTABLE TO GRUBB & ELLIS COMPANY:
Total segment operating loss	(499)	(9,278)	(3,931)	(19,215)
Rental and other operations, net of rental related and other expenses	1,289	2,018	3,458	3,512
Corporate overhead (compensation, general and administrative costs)	(7,570)	(11,871)	(17,880)	(24,394)
Stock based compensation	(2,778)	(3,217)	(5,797)	(6,181)
Severance and other charges	(297)	—	(3,027)	—
Depreciation and amortization	(3,370)	(2,423)	(6,628)	(4,864)
Interest	(2,729)	(5,113)	(5,048)	(8,749)
Real estate related impairments	(1,553)	(1,950)	(1,823)	(14,222)
Intangible asset impairment	(1,025)	—	(1,639)	—
Other (expense) income	(559)	806	(682)	(1,005)

Loss from continuing operations before income tax provision	(19,091)	(31,028)	(42,997)	(75,118)
Income tax provision	(104)	(629)	(250)	(310)

Loss from continuing operations	(19,195)	(31,657)	(43,247)	(75,428)
Loss from discontinued operations	—	(961)	—	(470)

Net loss	(19,195)	(32,618)	(43,247)	(75,898)

Net (loss) income attributable to noncontrolling interests	(1,736)	190	(2,007)	(1,588)

Net loss attributable to Grubb & Ellis Company	$(17,459)	$(32,808)	$(41,240)	$(74,310)

Table 4

Grubb & Ellis Company
Calculation of Loss per Share
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Numerator for loss per share — basic:

Loss from continuing operations	$(19,195)	$(31,657)	$(43,247)	$(75,428)
Less: Net loss (income) attributable to the noncontrolling interests	1,736	(190)	2,007	1,588
Less: Preferred dividends	(2,897)	—	(5,794)	—

Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	(20,356)	(31,847)	(47,034)	(73,840)

Loss from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	(961)	—	(470)

Net loss attributable to Grubb & Ellis Company common shareowners	$(20,356)	$(32,808)	$(47,034)	$(74,310)

Loss per share — basic:
Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.31)	$(0.50)	$(0.73)	$(1.16)
Loss from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	(0.02)	—	(0.01)

Net loss per share attributable to Grubb & Ellis Company common shareowners	$(0.31)	$(0.52)	$(0.73)	$(1.17)

Weighted average shares outstanding — basic	64,644	63,587	64,503	63,557

Loss per share — diluted (a):
Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.31)	$(0.50)	$(0.73)	$(1.16)
Loss from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	(0.02)	—	(0.01)

Net loss per share attributable to Grubb & Ellis Company common shareowners	$(0.31)	$(0.52)	$(0.73)	$(1.17)

Weighted average shares outstanding — diluted	64,644	63,587	64,503	63,557

(a)	For each of the periods presented, fully diluted earnings per share, as computed in accordance with Earnings Per Share Topic 260, produces an anti-dilutive result. Therefore, the results for fully diluted loss per share are the same as those for basic loss per share.
Table 5